Exhibit 10.37

CONFIDENTIAL MUTUAL SETTLEMENT AGREEMENT

AND

MUTUAL GENERAL RELEASE OF ALL CLAIMS

THIS CONFIDENTIAL MUTUAL SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE OF ALL CLAIMS (“Agreement”) is made and entered into between ROBERT L. THOMASON on behalf of himself, his spouse (past, current or future), his beneficiaries, his agents, heirs, executors and assigns (collectively “THOMASON”), CR TECHNOLOGY, INC., on behalf of itself and its past and present officers, owners, directors, stockholders, agents, employees, successors, predecessors, assigns, representatives, attorneys, parent corporation, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent corporation, divisions, subsidiaries and affiliates), 1991 Stock Option Plan, and its past and present sponsors, administrators, and fiduciaries (collectively “CRT”), and defendant PHOTON DYNAMICS, INC., on behalf of itself and its past and present officers, owners, directors, stockholders, agents, employees, successors, predecessors, assigns, representatives, attorneys, parent corporations, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent corporations, divisions, subsidiaries and affiliates), the 1991 Stock Option Plan assumed by Photon Dynamics, Inc., and its past and present sponsors, administrators, and fiduciaries (collectively “PHOTON”).

RECITALS

A. A dispute has arisen between THOMASON and Defendants CRT and PHOTON regarding THOMASON’s attempts to exercise options in 19,253 shares of PHOTON stock in late 2001, under the terms of a Nonqualified Stock Option Agreement entered into by THOMASON and CRT in 1991. THOMASON has filed a lawsuit entitled Robert L. Thomason v. Photon Dynamics, Inc., and CR Technology, Inc. in Superior Court of the State of California in and for the County of Orange, Case Number 02CCO3568 (the “Lawsuit”). PHOTON and CRT cross-complained against THOMASON for breach of contract.

B. The parties hereto have negotiated a settlement of all disputed claims between them, the terms of which are set forth below

COVENANTS

1. (a) For and in consideration of the Settlement Payment PHOTON is obligated to make under Section 4 of this Agreement, THOMASON does hereby irrevocably and unconditionally release, acquit, and forever discharge PHOTON and CRT from any and all claims, charges, complaints, rights, demands, actions, causes of action, obligations, liabilities, promises, agreements, controversies, damages, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any and every kind, nature and character whatsoever (including, but not limited to, any and all causes of action contained in the lawsuit filed by THOMASON), state law causes of action, including but not limited to actions for breach of contract, conversion, possession of personal property, and any other state or federal law (including the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act), code provision, constitution, judicial decision, order, or regulation which

Confidential Mutual Settlement Agreement and Mutual General Release

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THOMASON, individually, and/or on behalf of his heirs, successors or assigns, ever had, now has or may have, whether known or unknown, or whether asserted or which could have been asserted, or which were asserted in the Lawsuit, and any other acts or omissions by PHOTON or CRT before the Effective Date of this Agreement as defined by Section 15.

(b) For and in consideration of the Settlement Payment PHOTON is obligated to make under Section 4 of this Agreement, THOMASON does hereby irrevocably and unconditionally release, acquit and forever discharge each and every insurer of PHOTON or CRT of and from any and all claims, charges, complaints, rights, demands, actions, causes of action, obligations, liabilities, promises, agreements, controversies, damages, suits, costs, losses, debts, and expenses of any kind or character which were asserted in the Lawsuit or which could have been asserted in the Lawsuit.

2. For and in consideration of the covenants made by THOMASON in this Agreement PHOTON and CRT, and each of them, hereby irrevocably and unconditionally release, acquit, and forever discharge THOMASON, from any and all claims, charges, complaints, rights, demands, actions, causes of action, obligations, liabilities, promises, agreements, controversies, damages, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any and every kind, nature and character whatsoever, (including, but not limited to, any and all causes of action contained in the cross-complaint filed by PHOTON and CRT), state law causes of action, including but not limited to actions for breach of contracts, fraud, and any other state or federal law, code provision, constitution, judicial decision, order, or regulation which PHOTON or CRT, on behalf of themselves, or their successors or assigns, ever had, now has or may have, whether known or unknown and whether asserted or which could have been asserted, or which were asserted in the Lawsuit, and any other acts or omissions by THOMASON before the Effective Date of this Agreement as defined by Section 15.

3. THOMASON, PHOTON, and CRT each agree to execute and file a stipulation requesting dismissal of his/its lawsuit with prejudice within one business day after tender of the Settlement Payment to THOMASON. Each party shall bear its own costs and attorneys’ fees in the Action.

4. PHOTON agrees to pay THOMASON the total sum of seven hundred fifty thousand dollars and no cents ($750,000.00), which amount represents the total amount owed under the terms of this Agreement (“Settlement Payment”). THOMASON acknowledges and agrees that he is solely responsible for the payment of any taxes, interest or penalties assessed against him that arise from his receiving the Settlement Payment. PHOTON and CRT each makes no representation as to the taxability of the Settlement Payment, but PHOTON shall report the payment on an IRS Form 1099. THOMASON agrees to indemnify and hold harmless PHOTON and CRT in the event that the Internal Revenue Service or any other taxing authority assesses any taxes, excise taxes, penalties, fees, or interest against PHOTON or CRT as a result of non-withholding of taxes from the Settlement Payment by PHOTON or CRT, or any failure or refusal by THOMASON to pay any taxes, interest or penalties he owes that arise from his receipt of the Settlement Payment. At Photon’s or CRT’s option, the Settlement Payment shall be made by either 1) delivering a certified check in the amount of the Settlement Payment made payable to Robert L. Thomason to THOMASON’s attorneys or 2) by completing a wire transfer of the

Confidential Mutual Settlement Agreement and Mutual General Release

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Settlement Payment to THOMASON’s account (wire instructions: Chase Manhattan Bank, New York, New York; ABA #021000021; Acct #06619803 8; Name: Solomon Smith Barney, Further Credit to: R & M Thomason Rev. Tr. A-C 6470128213499). PHOTON or CRT shall make the Settlement Payment to THOMASON within five (5) business days of the Effective Date of this Agreement. Upon receipt of the Settlement Payment, Thomason shall within one business day file the stipulated dismissal with prejudice.

5. To effect a full and complete release as described in Sections 1 and 2 herein above, THOMASON, PHOTON, and CRT each expressly waives and relinquishes all rights and benefits afforded him/it by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge, THOMASON, PHOTON, and CRT each expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims not known or suspected to exist in his/its favor at the time of signing this Agreement, and that this Agreement contemplates the extinguishment of any such claim or claims. THOMASON, PHOTON, and CRT each knows of no actions at law or in equity nor administrative proceedings currently pending (other than the Lawsuit) that concern allegations based on or related to and of the claims asserted by THOMASON, PHOTON, or CRT in the Lawsuit. THOMASON, PHOTON, and CRT each warrants that he/it has read this Agreement, including this waiver of California Civil Code section 1542, and that he/it has consulted counsel about this Agreement and specifically about the waiver of section 1542, and that he/it understands the Agreement and the section 1542 waiver, and so freely and knowingly enters into this Agreement THOMASON, PHOTON, and CRT each acknowledge that he/it may hereafter discover facts different from or in addition to those he/it now knows or believes to be true regarding the matters released or described in this Agreement, and he/it agrees that the releases and agreements contained in this Agreement shall be and will remain effective in all respects notwithstanding any later discovery of any such different or additional facts.

6. THOMASON, PHOTON, and CRT each agrees and Understands that this is a full and final release covering all known and unknown and anticipated and unanticipated injuries, debts, claims, or damages which may have arisen, or which may arise, connected with all matters from the beginning of time to the date hereof, as well as those injuries, debts, claims, or damages now known or disclosed which may have arisen, or which may arise, from the Nonqualified Stock Option Agreement signed by THOMASON in 1991, and the General Release signed by THOMASON in 1999. The furnishing of the consideration for this Agreement shall not at any time, for any purpose be deemed or construed by any party hereto or by anyone else, as an admission of liability or responsibility by any party or any of them for any acts alleged in the lawsuit. Any liability for any and all claims is expressly denied and disclaimed by the parties and each of them.

Confidential Mutual Settlement Agreement and Mutual General Release

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7.  (a) THOMASON agrees to keep the fact and terms of this Agreement, and amount of the settlement payment confidential. This confidentiality provision is material to the Agreement. In the event of any inquiry as to settlement, THOMASON shall respond that the matter has been resolved on a confidential basis.

(b) Except as compelled by law, THOMASON may discuss the Agreement only with his attorneys, accountants and tax professionals, and immediate family (defined as parent(s), natural children and spouse). THOMASON agrees and understands that each and any such permissible disclosure may be made only on the condition that such persons to whom information has been disclosed also agree not to disclose or publicize any information concerning the Agreement.

(c) THOMASON agrees to refrain from contacting others, instigating, or participating in any legal action against PHOTON or CRT related to, arising from, or with respect to any act, omission, or claim that occurred or arose before the Effective Date of this Agreement, except as required by law.

8. THOMASON, PHOTON, and CRT each represents and agrees that he/it has in fact thoroughly discussed all aspects of this Agreement with his/its attorneys. THOMASON, PHOTON, and CRT has each carefully read and fully understands all of the provisions of this Agreement, and voluntarily and of his/its own free will enters into this Confidential Settlement Agreement and General Release

9. THOMASON, PHOTON, and CRT each represents that he/it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim or any portion thereof or any interest therein. THOMASON, PHOTON, and CRT each agrees to indemnify the other, and each of them, in the event any person makes a claim of any kind or amount against a party release under this Confidential Settlement Agreement and General Release.

10. This Confidential Settlement Agreement and General Release is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed under the laws of the State of California. The parties agree to meet and confer in good faith prior to bringing any actions to enforce the terms of this Agreement.

11. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

12. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto. Any modification or amendment to this Agreement must be in writing and must be signed and dated by all of the parties, and must explicitly state that it is intended to be an amendment to or modification of this Agreement.

Confidential Mutual Settlement Agreement and Mutual General Release

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13. Counsel for the respective parties have reviewed and participated in the drafting of this Agreement. Consequently, the normal rule of construction that ambiguities shall be resolved against the drafter shall not be used or applied in the interpretation of this Agreement.

14. This Agreement shall be binding upon each party to it and upon each of such party’s heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the parties and each of them, and to their heirs, administrators, representatives, executors, successors and assigns

15. THOMASON understands and agrees that:

(a) He has been offered a full twenty-one (21) days within which to consider this Agreement before executing it.

(b) He has a full seven (7) days following his execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable before such revocation period has expired.

(c) He understands that rights or claims under the Age Discrimination In Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise based on facts or events occurring after the effective date of this Agreement are not waived.

(d) The consideration provided for in Section 4, is in addition to anything to which THOMASON is otherwise already entitled or has been paid.

(e) The Effective Date of this Agreement shall be the first day after all time periods in this Paragraph 15 have expired and this Agreement has been signed, and not revoked by THOMASON.

16. This Agreement may be executed in any number of counterparts, or in different counterparts, any of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

17. THOMASON agrees to promptly return to PHOTON all originals, copies and extracts of any documents that were produced during discovery, including copies and extracts of all expert reports. PHOTON and CRT agree to promptly return to THOMASON all documents designated “confidential” that were produced during discovery. A document shall be considered produced during discovery whether it was responsive to party discovery or secured through a third party subpoena. PHOTON and CRT’s obligation to return documents shall include all documents secured through subpoenas issued to RBC Dain Rauscher and Smith Barney. All items to be returned under this Paragraph shall be returned within ten (10) business days of the Effective Date of this Agreement.

Confidential Mutual Settlement Agreement and Mutual General Release

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18. All notices and other communications hereunder shall be communicated to all parties in writing and shall be delivered or mailed by registered or certified mail, postage prepaid and with return receipt requested. Hand-delivered notices shall be deemed communicated when received. Mailed notices shall be deemed communicated as of five (5) full business days after mailing, if mailed to the following respective addresses:

PHOTON or CRT:  Margaret Hart Edwards

Littler Mendelson, PC

650 California Street, 20th Floor

San Francisco CA 94108

Telephone: (415) 433-1940

Facsimile: (415) 399-8490

THOMASON:         James L. Poth

Jones Day

3 Park Plaza, Suite 1100

Irvine CA 92614

Telephone: (949) 851-3939

Facsimile: (949) 553-7539

Confidential Mutual Settlement Agreement and Mutual General Release

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PLEASE READ CAREFULLY. THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. YOU GIVE UP ANY RIGHT TO SUE FOR ANY REASON, EVEN REASONS YOU DO NOT KNOW ABOUT, BY SIGNING THIS AGREEMENT.

ROBERT L. THOMASON		CR TECHNOLOGY, INC.

By:	/s/ Robert L. Thomason	By:	/s/ Richard Okumoto
	Robert L. Thomason		Its

Dated: April 22, 2004		Dated: April 28, 2004

PHOTON DYNAMICS, INC.

		By:	/s/ Richard Okumoto
Its CFO

Dated: April 28, 2004

Confidential Mutual Settlement Agreement and Mutual General Release

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Approved as to form:

JONES DAY		LITTLER MENDELSON, PC

By:	/s/ James L. Poth	By:	/s/ Margaret Hart Edwards
	James L. Poth Attorneys for Plaintiff, ROBERT L. THOMASON		Margaret Hart Edwards Attorneys for Defendants, PHOTON DYNAMICS, INC. and CR TECHNOLOGY, INC.

Dated: April 22, 2004		Dated: April 26, 2004

Confidential Mutual Settlement Agreement and Mutual General Release

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